Exhibit 24.1

POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby constitutes and appoints each of Jeffrey W. Taylor and Bruce
W. Taylor, signing singly, the undersigned's true and lawful attorney-in-fact to:

 (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an  officer and/or director of
Taylor Capital Group, Inc. (the "Company"), Forms 3, 4,  and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934  and the rules thereunder;

 (2) do and perform any and all acts for an on behalf of the undersigned which may be  necessary or desirable to complete and execute any such Form 3, 4, or 5 and  timely file such form with the United States Securities and
Exchange Commission  and any stock exchange or similar authority; and

 (3) take any other action of any type whatsoever in connection with the foregoing  which, in the opinion of such attorney-in-fact, may be of benefit to, in the best  interest of, or legally required by, the undersigned, it being understood that the  documents executed by such attorney-in-fact on behalf of the undersigned  pursuant  to this
Power of Attorney shall be in such form and shall contain such terms and  conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.

 By executing below, the undersigned hereby confirms the appointment of each such attorney-in-fact as described above.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,
4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16 day of
March, 2004.

/s/ RONALD EMANUEL

Ronald Emanuel